UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

RECURSOS QUELIZ, INC.
(Exact name of registrant as specified in its charter)

Nevada	30-0818620
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Las Caobas, 4th St. No.24 Puerto Plata Dominican Republic	-
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common shares, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates:  333-194322

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-194322) as originally filed with the Securities and Exchange Commission on March 5, 2014 (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.                                Exhibits

3	Corporate Charter (incorporated by reference from Recursos Queliz, Inc’s Registration Statement on Form S-1 filed on March 5, 2014, Registration No. 333-194322)

3(i)	Articles of Incorporation (incorporated by reference from Recursos Queliz, Inc.’s Registration Statement on Form S-1 filed on March 5, 2014, Registration No. 333-194322)

3(ii)	By-laws (incorporated by reference from Recursos Queliz Inc.’s Registration Statement on Form S-1 filed on March 5, 2014, Registration No. 333-194322

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

RECURSOS QUELIZ, INC.

By:           //”Juan Alexi Payamps Dominguez”
Juan Alexi Payamps Dominguez
Chief Executive Officer, President,
and Director

January 29, 2015